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                                                                   Exhibit 99.05



                                SPECIAL AMENDMENT
                                     TO THE
                             PROFIT SHARING PLAN OF
                 BINDLEY WESTERN INDUSTRIES, INC. & SUBSIDIARIES

                             BACKGROUND INFORMATION
                             ----------------------

A. Cardinal Health 100, Inc. (f/k/a Bindley Western Industries, Inc.) ("BW") established and maintains the Profit Sharing Plan of Bindley Western Industries, Inc. & Subsidiaries (the "BW Plan") for the benefit of its eligible employees and their beneficiaries.

B. The Cardinal Health, Inc. Employee Benefits Policy Committee (the "Committee") oversees the administration of the BW Plan and is authorized to amend the BW Plan.

C. The Committee desires to amend the BW Plan to cease participation in the BW Plan as of December 31, 2002 to permit the participants in the BW Plan to commence participation in the Cardinal Health Profit Sharing, Retirement and Savings Plan (the "Cardinal Health Plan") effective January 1, 2003.

D. Section 17.01(b) of the BW Plan permits the amendment of the BW Plan at any time.

                            AMENDMENT OF THE BW PLAN
                            ------------------------

1. Section 5(vi) of the Adoption Agreement is amended to cease future participation in the BW Plan as of December 31, 2002 in the form attached hereto.

2. Section 8(a) of the Adoption Agreement is amended to cease Profit Sharing Contributions in the BW Plan as of December 31, 2002 in the form attached hereto.

3. Section 19(c)2.a. of the Adoption Agreement is amended to cease Elective Deferrals in the BW Plan as of December 31, 2002 in the form attached hereto.

4. The Safe Harbor Addendum to the Adoption Agreement is amended to eliminate the use of the safe harbor contribution as of December 31, 2002 in the form attached hereto.

5.       All other provisions of the Plan shall remain in full force and effect.

                           CARDINAL HEALTH, INC.
                           for Cardinal Health 100, Inc.
                           (f/k/a Bindley Western Industries, Inc.)

                           By:    /s/ Carole Watkins
                                 --------------------------------------------
                                 Carole Watkins, Executive VP, Human Resources

                           Date:  December 27, 2002
                                 --------------------------------------------